EXHIBIT 10.1
                                 PROMISSORY NOTE


                                                                   June 30, 2003
U.S. $2,806,744.00                                          Carlsbad, California


FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 6190 Corte Del Cedro Road; Carlsbad, California, 92009 (hereinafter called "Maker"), hereby promises to pay to the order of Hilcoast Development Corp., a Delaware corporation, with its principal place of business at 100 Century Boulevard, West Palm Beach, Florida 33417 (hereinafter called "Payee"), at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of TWO MILLION EIGHT HUNDRED SIX THOUSAND SEVEN HUNDRED FORTY FOUR Dollars ($2,806,744.00) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of eight percent (8%) per annum, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on December 31, 2003.

This Note amends and restates, as of the date hereof, five promissory notes, made in favor of Maker in the aggregate principal amount of TWO MILLION SIX HUNDRED THOUSAND Dollars ($2,600,000.00) listed on Exhibit A attached hereto (the "Initial Notes"). The Principal Amount of this Promissory Note includes $206,744, representing the aggregate amount of interest accrued but unpaid under the Initial Notes through the date hereof.

It is expressly agreed that this Promissory Note evidences a TWO MILLION EIGHT HUNDRED SIX THOUSAND SEVEN HUNDRED FORTY FOUR Dollars ($2,806,744.00) revolving line of credit. The Principal Amount which may be outstanding at any time under such line of credit shall not exceed TWO MILLION EIGHT HUNDRED SIX THOUSAND SEVEN HUNDRED FORTY FOUR Dollars ($2,806,744.00). However, this limitation shall not be deemed to prohibit Payee from advancing any sum, which may, in Payee's sole and exclusive discretion, be necessary or desirable in order to protect and preserve the effect and enforceability of this Promissory Note. Within the limits and subject to the terms and conditions hereof, the Maker may borrow, repay and re-borrow under the revolving line of credit evidenced by this Promissory Note and all shall be subject to the terms and conditions of this Promissory Note.

Upon the failure by Maker to pay interest in full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to repay in whole or in part the unpaid balance of this Note.

This Note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this Note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.


nSTOR TECHNOLOGIES, INC.


By: /s/ Thomas L. Gruber
Name:   Thomas L. Gruber
Title:  Acting President, Chief Operating and
        Financial Officer


                            EXHIBIT A (Initial Notes)



        Date of Initial Note                                Principal Amount
        -------------------                                 ----------------
        April 30, 2002                                              $750,000
        May 18, 2002                                                 500,000
        June 14, 2002                                                750,000
        July 3, 2002                                                 500,000
        December 12, 2002                                            100,000
                                                             ---------------
               Total                                              $2,600,000